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                                                                    Exhibit 99.1



[WHITEHALL JEWELLERS, INC, LOGO]                           NEWS RELEASE


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                                         For:          Whitehall Jewellers, Inc.
                                         Contact:      John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
FOR IMMEDIATE RELEASE                                  TX: 312/762-9751

        WHITEHALL JEWELLERS, INC. ANNOUNCES PURPORTED DERIVATIVE LAWSUIT

      Chicago, Illinois, June 25, 2004 -- Whitehall Jewellers, Inc. (NYSE: JWL) today announced that a purported shareholder derivative lawsuit was filed in the Circuit Court of Cook County Illinois against its Board of Directors and certain of its current and former executive officers. Many of the allegations underlying the claims made in this lawsuit appear to be similar to the allegations asserted in previously described purported class action lawsuits filed against the Company. The complaint alleges, among other things, that the members of the Board of Directors and certain of Whitehall's current and former executive officers breached their fiduciary duties to the Company, and seeks unspecified damages on behalf of the Company, injunctive relief, restitution and disgorgement of profits.

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

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